                                                                                             FREE WRITING PROSPECTUS FOR
                                                                                                 HOME LOAN TRUST 2006-HI3
                                                                    (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131196)

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THIS  INFORMATION  SHOULD BE CONSIDERED  ONLY AFTER READING BEAR STEARNS'  STATEMENT  REGARDING  ASSUMPTIONS AS TO SECURITIES,  PRICING
ESTIMATES AND OTHER  INFORMATION (THE  "STATEMENT"),  WHICH SHOULD BE ATTACHED.  DO NOT USE OR RELY ON THIS INFORMATION IF YOU HAVE NOT
RECEIVED AND REVIEWED THIS STATEMENT.  YOU MAY OBTAIN A COPY OF THE STATEMENT FROM YOUR SALES REPRESENTATIVE.

BEAR, STEARNS & CO. INC.

ASSET-BACKED SECURITIES GROUP
383 Madison Avenue
New York,N.Y. 10179
212 272-2000

GMAC RFC [GRAPHIC  OMITTED][GRAPHIC  OMITTED] HOME LOAN TRUST  2006-HI3  Issuing
Entity
HOME LOAN-BACKED NOTES,
SERIES 2006-HI3

$[224,633,000] NOTES (APPROXIMATE)

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor (SEC File No. 333-131196)

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

JULY 17, 2006

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (FILE NO.  333-131196)  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES AND EXCHANGE
COMMISSION  (THE SEC) FOR THE  OFFERING  TO WHICH THIS FREE  WRITING  PROSPECTUS  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE
PROSPECTUS  IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS  THE  DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION
ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT
NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free  writing  prospectus  does not contain all  information  that is  required  to be  included  in the base  prospectus  and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the securities, supersedes any information contained in any prior similar materials relating to these securities.

This free  writing  prospectus  is not an offer to sell or  solicitation  of an offer to buy these  securities  in any state where such offer, solicitation or sale is not permitted.

This free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  securities referred to in this free  writing  prospectus  and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase any of the securities, until we have accepted your offer to purchase securities.

The  securities  referred  to in this free  writing  prospectus  are being  sold  when,  as and if issued.  The  issuing  entity is not obligated to issue such  securities or any similar  security and our obligation to deliver such  securities is subject to the terms and conditions of our  underwriting  agreement with the issuing entity and the  availability of such  securities  when, as and if issued by the issuing  entity.  You are advised that the terms of the  securities,  and the  characteristics  of the home loan pool backing them, may change (due, among other things,  to the possibility  that home loans that comprise the pool may become  delinquent or defaulted or may be  removed or  replaced  and that  similar  or  different  home  loans may be added to the pool,  and that one or more  classes of securities  may be split,  combined or  eliminated),  at any time prior to  issuance or  availability  of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such  securities to you is conditioned on the home loans and securities  having the  characteristics  described in the preliminary prospectus.  If for any reason the issuing entity does not deliver such securities,  we will notify you, and neither the issuing entity nor any  underwriter  will have any  obligation  to you to deliver all or any portion of the  securities  which you have  committed  to purchase,  and none of the  issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising  from or related to such non-delivery.

                                                        IRS CIRCULAR 230 NOTICE

  This free  writing  prospectus  is not  intended  or written  to be used,  and cannot be used,  for the  purpose of  avoiding
  U.S.  federal,  state or local tax penalties.  This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed  herein.  Investors should seek advice based on their particular circumstances from an independent tax advisor.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends,  disclaimers or other notices that may appear with this  communication  to which this free writing  prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not applicable to these materials and should be  disregarded.  Such legends,  disclaimers or other notices have been  automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information  contained in the attached materials (the  "Information") may include various forms of performance  analysis,  security characteristics  and securities pricing estimates for the securities  described therein.  Should you receive Information that refers to the "Statement  Regarding  Assumptions and Other Information",  please refer to this statement instead. The Information is illustrative and is not intended to predict actual  results which may differ  substantially  from those  reflected in the  Information.  Performance analysis is based on certain assumptions with respect to significant  factors that may prove not to be as assumed.  Performance results are based on mathematical  models that use inputs to calculate results.  As with all models,  results may vary significantly  depending upon the value given to the inputs.  Inputs to these  models  include but are not  limited  to:  prepayment  expectations  (econometric prepayment models, single expected lifetime prepayments or a vector of periodic  prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity  instruments),  collateral  assumptions (actual pool level data, aggregated pool level data, reported factors or imputed  factors),  volatility  assumptions  (historically  observed or implied  current) and reported  information
(paydown  factors,  rate resets,  remittance  reports and trustee  statements).  Models used in any analysis  may be  proprietary,  the results  therefore,  may be  difficult  for any  third  party  to  reproduce.  Contact  your  registered  representative  for  detailed explanations of any modeling techniques employed in the Information.

The  Information  may not reflect the impact of all  structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest  rates.  You should consider  whether the behavior of these  securities  should be tested using  assumptions  different from those included in the  Information.  The assumptions  underlying the  Information,  including structure and collateral,  may be modified from time to time to reflect changed facts and  circumstances.  Offering  Documents  contain data that is current as of their publication dates and after publication may no longer be accurate,  complete or current.  Contact your registered representative for Offering Documents,  current Information or additional materials,  including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.
Any pricing  estimates  Bear Stearns has supplied at your request (a)  represent our view, at the time  determined,  of the  investment value of the  securities  between the  estimated  bid and offer  levels,  the spread  between  which may be  significant  due to market volatility or  illiquidity,  (b) do not  constitute a bid by Bear Stearns or any other person for any security,  (c) may not constitute prices at which the  securities  could have been  purchased  or sold in any market at any time,  (d) have not been  confirmed by actual trades,  may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory,  and may not take into  account  the size of a position  you have in the  security,  and (e) may have been  derived  from matrix  pricing  that uses data relating to other securities whose prices are more readily  ascertainable to produce a hypothetical  price based on the estimated yield spread relationship between the securities.

General  Information:  Bear  Stearns  and/or  individuals  associated  therewith  may have  positions  in these  securities  while  the
Information is circulating or during such period may engage in transactions  with the issuer or its affiliates.  We act as principal in transactions  with you, and accordingly,  you must determine the  appropriateness  for you of such  transactions and address any legal,
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to receive  compensation  specifically to act in such  capacities.  If you are subject to ERISA,  the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                                        HOME LOAN TRUST 2006-HI3
                                                     $[224,633,000] (APPROXIMATE)
                                                     CHARACTERISTICS OF THE NOTES

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CLASS         APPROXIMATE      INTEREST     PRINCIPAL    EXPECTED WAL        EXPECTED        FINAL SCHEDULED    EXPECTED RATING
                                                                         PRINCIPAL WINDOW
                                                             (YRS)           (MONTHS)         DISTRIBUTION
               SIZE ($)          TYPE         TYPE         CALL/MAT          CALL/MAT           DATE (7)         (MOODY'S/S&P)
----------- ---------------- ------------- ------------ ---------------- ------------------ ------------------ ------------------
A-1              91,890,000  Floating (5)      SEQ        0.90 / 0.90       1-21 / 1-21         June 2019          Aaa / AAA
A-2              21,405,000     Fixed          SEQ        2.00 / 2.00      21-27 / 21-27      November 2020        Aaa / AAA
A-3              45,457,000     Fixed          SEQ        3.00 / 3.00      27-47 / 27-47      October 2025         Aaa / AAA
A-4              65,881,000   Fixed (6)        SEQ        6.12 / 6.88     47-92 / 47-189      February 2036        Aaa / AAA
TOTAL           224,633,000
----------- ---------------- ------------- ------------ ---------------- ------------------ ------------------ ------------------

NOTES:
(1)      100% Prepayment Assumption:  5.0% CPR in month 1 of the Home Loans, and an additional approximately 1.428571%
         per annum in each month thereafter until month 15.  On and after month 15, 25.0% CPR.
(2)      Transaction priced to a 10% clean-up call.
(3)      The principal amount of each Class of Notes is subject to a 5% variance.
(4)      100% principal and interest guaranty by FGIC (as defined herein),  subject to the limitations set forth under
         "Credit Enhancement"
(5)      The lesser of (a) One-Month LIBOR +  0.__% per annum and (b) 9.00% per annum.
(6)      If the 10% clean-up call is not exercised,  the Note Rate  applicable to the Class A-4 Notes will increase by
         0.50% per annum on the second Payment Date after the first possible Call Date.
(7)      Run at 0% CPR to maturity  assuming on each payment  date that the Reserve  Amount  Target  equals 0% for the
         Class A-1 through Class A-3 Notes;  and for the Class A-4 the month  following  the latest  maturing loan for all other Notes.

ISSUING ENTITY:                             Home Loan
Trust 2006-HI3
Home Loan Trust 2005-HI3.

DEPOSITOR:                                  Residential Funding Mortgage Securities II, Inc., an affiliate of Residential Funding
                                            Corporation.

CREDIT ENHANCER:                            Financial Guaranty Insurance Company ("FGIC").

SELLER:                                     Residential Funding Corporation.

UNDERWRITERS:                               Lead Manager:     Bear, Stearns & Co. Inc.
                                            Co-Manager:       Residential Funding Securities, LLC.

MASTER SERVICER AND
SPONSOR:                                    Residential   Funding   Corporation   (the  "Master   Servicer"  or  "RFC"),   an  indirect
                                            wholly-owned subsidiary of GMAC Mortgage Group, Inc.

SUBSERVICERS:                               HomeComings  Financial  Network,  Inc.   ("HomeComings"),   a  wholly-owned  subsidiary  of
                                            Residential  Funding,  will  subservice  approximately  73.4%  of the home  loans  and GMAC
                                            Mortgage  Corporation  ("GMACM"),  an affiliate of  Residential  Funding,  will  subservice approximately 26.6% of the home loans

INDENTURE TRUSTEE:                          JPMorgan Chase Bank, National Association.

OWNER TRUSTEE:                              Wilmington Trust Company.

ORIGINATOR:                                 HomeComings   originated   approximately  3.5  %  of  the  home  loans.   GMACM  originated
                                            approximately  26.6% of the home  loans.  Irwin  Union  Bank and Trust  Company  originated
                                            approximately   15.2%  of  the  home  loans.   Capital   One  Home  Loans  LLC   originated
                                            approximately  14.3% of the home  loans.  M&I Bank FSB  originated  approximately  11.4% of the home loans.

THE NOTES:                                  Home Loan Trust  2006-HI3  will  issue 4 classes of Home  Loan-Backed  Notes,  namely:  the
                                            Class A-1, Class A-2, Class A-3 and Class A-4 Notes  (collectively,  the "Class A Notes" or the "Offered Notes").

CUT-OFF DATE:                               As of July 1, 2006.

CLOSING DATE:                               On or about July [21], 2006.

PAYMENT DATE:                               The 25th of each  month  (or the next  business  day if such  day is not a  business  day), commencing on August 25, 2006.

OPTIONAL REDEMPTION:                        The Master  Servicer may, at its option,  effect an early  redemption or termination of the
                                            Notes on the first  Payment  Date on which the  aggregate  pool  balance  of the Home Loans declines to less than 10% of the Cut-off Date pool balance (the "Call Date").

MINIMUM DENOMINATIONS:                      For the Class A Notes:  $100,000 and in integral multiples of $1 in excess thereof.

FORM OF REGISTRATION:                       Book-Entry form, same day funds through DTC, Clearstream and Euroclear.

TAX STATUS:                                 For federal income tax purposes,  the Notes will be  characterized  as  indebtedness of the
                                            Issuing Entity.

ERISA ELIGIBILITY:                          The Notes may be  eligible  for  purchase  by  employee  benefit  plans and other plans and arrangements  that are  subject  to ERISA or Section  4975 of the Code,  subject to certain considerations.

SMMEA TREATMENT:                            The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

THE ASSETS OF THE TRUST:                    The  assets  of the  Trust  will  include a group of  conventional,  closed-end,  first and second-lien,  fixed-rate home loans (the "Home Loans"),  the proceeds of which will be used primarily for debt  consolidation.  The Home Loans will be secured by  mortgages,  deeds of trust or other  similar  security  instruments.  A  substantial  majority of the Home Loans will have a combined  loan-to-value  ratio in excess of 100%.  As of the close of  business on the business  day prior to the Cut-off  Date,  the  aggregate  principal  balance of the
                                            Home Loans will be approximately $226,901,669 (the "Cut-off Date pool balance").

DELAY DAYS:                                 The Class A Notes,  other than the Class A-1 Notes,  will have a payment  delay of 24 days.
                                            With respect to the Class A-1 Notes, 0 days.

NOTE RATE:                                  Interest will accrue on all of the Notes,  other than the Class A-1 Notes,  at a fixed rate during the month prior to the month of the related Payment Date on a 30/360-day basis.

                                            Interest  will  accrue  on the  Class  A-1  Notes  at a rate  equal  to the  lesser  of (a)
                                            One-Month LIBOR + 0.__% per annum and (b) 9.00% per annum, payable monthly.

                                            With  respect  to any  Payment  Date,  the Class A-1 Notes  will be  entitled  to  interest accrued from and including  the  preceding  Payment Date (or from and including the Closing
                                            Date in the case of the  first  Payment  Date) to and  including  the day prior to the then current  Payment  Date (the  "Class A-1 Accrual  Period")  at the related  Note Rate on the note balance of the Class A-1 Notes on an actual/360-day basis.

                                            The Note Rate  applicable  to the Class A-4 Notes will  increase  by 0.50% per annum on the second Payment Date after the first possible Call Date.

PRIORITY OF PAYMENTS:                       On each Payment  Date,  principal  and  interest  collections  will be  allocated  from the payment account in the following order of priority:

                                            o  first, to pay the Credit Enhancer the premium for the Policy,  along with any previously unpaid premiums for the Policy, with interest;
                                            o  second,  to pay accrued interest due on the note balance of the Notes,  plus any accrued interest remaining unpaid from any prior Payment Date;
                                            o  third,  to pay as  principal on the Notes an amount  equal to the  Principal  Collection
                                               Payment Amount for that Payment Date;
                                            o  fourth,  to pay as  principal  on the  Notes an  amount  equal to the  Liquidation  Loss
                                               Payment Amount for that Payment Date;
                                            o  fifth,  to  reimburse  the Credit  Enhancer  for prior  draws  made on the  Policy  with interest;
                                            o  sixth,  to pay as principal on the Notes an amount equal to the Reserve  Increase Amount for that Payment Date;
                                            o  seventh,  to pay the  Credit  Enhancer  any  other  amounts  owed  under  the  insurance agreement; and
                                            o  eighth, to pay any remaining amounts to the holders of the certificates.
PRINCIPAL PAYMENTS
FOR THE NOTES:                              Any payments of  principal  allocable  to the Class A Notes shall be paid  sequentially  to the Class  A-1,  Class  A-2,  Class A-3 and Class A-4 Notes,  in that  order,  in each case until the outstanding note balances of each of these Notes has been reduced to zero.

                                            On the Payment Date in February  2036,  principal  will be due and payable on each Class of
                                            Notes in amounts equal to the related note balance, if any.

CREDIT ENHANCEMENT:                         Credit  enhancement  with respect to the Notes will be provided by (1) Excess  Spread,  (2)
                                            Overcollateralization and (3) FGIC Insurance Policy (the "Policy").

                                            EXCESS  SPREAD:  Because  the  mortgagors  are  expected  to pay more  interest on the Home
                                            Loans than is necessary  to pay interest on the Notes,  along with fees and expenses of the trust each  month,  there may be excess  cash flow.  This  excess  cash flow may be used to protect the Notes  against  losses by making an  additional  payment of principal up to the amount of the losses.

                                            OVERCOLLATERALIZATION:  Excess cash flow that is not needed to cover  losses in the current period  will be used to make  additional  principal  payments  on the Notes  until the pool balance  exceeds the  aggregate  principal  amount of the Notes by a specified  amount,  as described  herein.  This  excess  will  represent  overcollateralization,  which may absorb some  losses on the Home  Loans,  if they are not  covered by excess  cash flow.  Until the level of  overcollateralization  reaches what is required,  or thereafter  falls below what is required,  the excess cash flow described  above will be paid to the Notes as additional principal,  as described  herein,  in order to reach and  maintain  the  required  level of overcollateralization.

                                            FGIC INSURANCE POLICY:  FGIC will  unconditionally  and irrevocably  guarantee  interest on the Notes at the applicable  Note Rate,  other than any prepayment  interest  shortfalls or
                                            Relief Act shortfalls,  will cover all losses  allocated to the Notes not covered by excess cash  flow or  Overcollateralization  and will  guarantee  amounts  due on the Notes on the
                                            Payment Date in February 2036.

STEPDOWN DATE:                              The Stepdown Date is the Payment Date occurring on the later of:

(1)      the Payment Date in February 2009 (i.e., on the 31st  Payment Date); and
(2)      the first Payment Date on which the  aggregate  pool  balance,  after  applying  payments  received in the related  collection period,  is less than or equal to 50% of the aggregate  Cut-off Date pool balance.

PRINCIPAL COLLECTION
PAYMENT AMOUNT:                             As to any payment date,  the total  principal  collections  (reduced by any portion used to pay interest on the Notes) for that Payment  Date;  provided  however,  on any Payment Date as to which the  Outstanding  Reserve  Amount  that  would  result  without  regard to this proviso  exceeds the Reserve Amount Target,  the Principal  Collection  Payment Amount will be  reduced  to an  amount  not less  than  zero by the  amount  of the  excess  until  the
                                            Outstanding  Reserve  Amount equals the Reserve  Amount  Target.  To the extent the Reserve
                                            Amount  Target  decreases  on any  Payment  Date,  the amount of the  Principal  Collection
                                            Payment  Amount will be reduced on that  Payment Date and on each  subsequent  Payment Date to the  extent  the  remaining  Outstanding  Reserve  Amount is in  excess  of the  reduced
                                            Reserve  Amount  Target until the  Outstanding  Reserve  Amount  equals the Reserve  Amount
                                            Target.

INITIAL RESERVE AMOUNT:                     On the closing date there is expected to be an Initial Reserve Amount  approximately  equal to [1.00]% of the Cut-off Date pool balance.

RESERVE AMOUNT TARGET:                      As to any  payment  date  prior to the  Stepdown  Date,  an amount  equal to [6.50]% of the aggregate  Cut-off Date pool balance.  On or after the Stepdown  Date,  the Reserve  Amount
                                            Target  will be equal to the  lesser of (a) the  Reserve  Amount  Target as of the  Cut-off
                                            Date and (b) [13.00]% of the aggregate  pool balance after  applying  payments  received in the related  collection  period,  but not lower than  $[1,134,508],  which is approximately
                                            [0.50]% of the aggregate  Cut-off Date pool balance.  However,  any scheduled  reduction to the Reserve Amount Target  described in the preceding  sentence shall not be made as of any
                                            Payment  Date unless  certain loss and  delinquency  tests set forth in the  indenture  are met. In addition,  the Reserve Amount Target may be reduced with the prior written  consent of the Credit Enhancer and notice to the rating agencies.

RESERVE INCREASE AMOUNT:                    As to any payment  date,  the lesser of (i) the amount  available  for payment to the Notes as described  in the sixth item under  Priority of Payments  above and (ii) the excess,  if any, of (a) the Reserve Amount Target over (b) the Outstanding Reserve Amount.

OUTSTANDING RESERVE AMOUNT:                 With respect to any payment  date,  the amount,  if any, by which the pool  balance,  after applying payments  received in the related  collection  period,  exceeds the aggregate note balance of the Notes on the Payment Date,  after  application of principal  collections and
                                            Liquidation  Loss Payment  Amounts for that Payment Date.  The  Outstanding  Reserve Amount will be  increased by payments of the Reserve  Increase  Amount,  if any, to the Notes.  To
                                            the extent that the  Outstanding  Reserve Amount is insufficient or not available to absorb
                                            Liquidation Loss Amounts that are not covered by the Liquidation  Loss Payment Amount,  and if payments are not made under the Policy as required, a noteholder may incur a loss.

LIQUIDATION LOSS
PAYMENT AMOUNT:                             As to any  payment  date,  an amount  equal to the lesser of (i) the amount  available  for payment to the Notes as described in the fourth item under  Priority of Payments  above and
                                            (ii) the sum of (a) 100% of the  Liquidation  Loss  Amounts  on the Home  Loans  during the collection  period  and  (b)  any  Liquidation  Loss  Amounts  remaining  unpaid  from  any preceding  collection  period,  to the extent not reflected on such preceding  Payment Date by a reduction of the Outstanding Reserve Amount.

MASTER SERVICING FEE:                       0.08% per annum of the outstanding  principal  balance of each Home Loan,  payable monthly.
                                            The fees of the Trustees will be paid from the Master Servicing Fee.

SUBSERVICING FEE:                           0.50% per annum, of the outstanding principal balance of each Home Loan payable monthly.

CREDIT ENHANCER PREMIUM:                    0.30% per annum of the outstanding principal balance of the Class A Notes.

ADVANCING:                                  There is no required  advancing of delinquent  scheduled  monthly  payments of principal or interest on the Home Loans by the Master  Servicer,  the  Subservicer,  the Trustees or any
                                            other entity.

LIQUIDATION LOSS AMOUNT:                    With  respect to any  Payment  Date and any Home Loan that  became a  Liquidated  Home Loan during the related collection  period, the unrecovered  portion of the principal balance of that  Home  Loan at the end of such  collection  period,  after  giving  effect  to the net liquidation  proceeds  applied  to reduce  the  principal  balance  of that Home  Loan.  In addition,  as to any Home  Loan for  which  the  principal  balance  has  been  reduced  in connection  with bankruptcy  proceedings,  the amount of the reduction will be treated as a
                                            Liquidation Loss Amount.

LIQUIDATED HOME LOAN:                       With respect to any Payment Date, any Home Loan which the Master  Servicer has  determined, based on the servicing procedures  specified in the servicing  agreement,  as of the end of the  preceding  collection  period,  that all  liquidation  proceeds  which it  expects  to recover in connection  with the  disposition  of the related  mortgaged  property have been recovered.  In addition,  the Master  Servicer will treat any Home Loan that is 180 days or more delinquent as having been finally liquidated.

                                                     AGGREGATE SUMMARY STATISTICS

                                                                               RANGE (IF APPLICABLE)

NUMBER OF HOME LOANS:                                       4,426

                                                                                      MINIMUM                   MAXIMUM
AGGREGATE CURRENT PRINCIPAL BALANCE:                        $226,901,668.81
AVERAGE CURRENT PRINCIPAL
BALANCE:                                                      $51,265.63             $3,492.22              $150,000.00

WEIGHTED AVERAGE LOAN
RATE:                                                           12.264%               6.000%                    17.500%

WEIGHTED AVERAGE ORIGINAL TERM
(MONTHS):                                                         252                   60                        360
WEIGHTED AVERAGE REMAINING TERM
(MONTHS):                                                         248                   54                        355

WEIGHTED AVERAGE ORIGINAL COMBINED
LTV:                                                            118.19%               30.00%                    126.00%

WEIGHTED AVERAGE CREDIT
SCORE:                                                            699                   601                       853

WEIGHTED AVERAGE BORROWER
DTI:                                                            40.77%                 6.00%                    62.00%

BALLOON HOME LOANS (% OF TOTAL)
:                                                                0.76%

WEIGHTED AVERAGE JUNIOR
RATIO:                                                          28.63%

2ND LIEN POSITION                                               99.80%

GEOGRAPHIC DISTRIBUTION (TOP 5):   Ohio               10.58%
                                   Michigan            7.53%
                                   North
                                   Carolina                      6.82%
                                   Colorado            5.57%
                                   Pennsylvania        5.28%

                                                CREDIT SCORE DISTRIBUTION
--------------------------------------------------------------------------------------------------------------------------
RANGE OF                   NUMBER OF   CUT-OFF DATE   PERCENTAGE  AVERAGE    WEIGHTED     WEIGHTED   WEIGHTED
                                                                  OF HOME
                                                                 LOANS BY               AVERAGE
                                                                  CUT-OFF   CUT-OFF    COMBINED     AVERAGE    AVERAGE
                                                                   DATE     DATE      LOAN-TO-VALU  RESIDUAL   JUNIOR
CREDIT SCORES              HOME LOANS      BALANCE       BALANCE    BALANCE     RATIO    E  INCOME      RATIO
--------------------------------------------------------------------------------------------------------------------------
600 - 619                               16          827,073        0.36      51,692     121.92       4,779       22.94
620 - 639                               10          458,925        0.20      45,892     121.63       5,171       18.59
640 - 659                               433       18,395,904       8.11      42,485     116.36       4,759       24.05
660 - 679                               965       45,747,958       20.16     47,407     118.23       4,341       26.38
680 - 699                              1,078      56,350,050       24.83     52,273     118.42       4,208       28.75
700 - 719                               870       47,564,107       20.96     54,671     118.75       4,257       30.27
720 - 739                               582       32,226,426       14.20     55,372     118.96       4,221       31.24
740 - 759                               299       16,163,331       7.12      54,058     117.64       4,460       29.92
760 - 779                               129        6,709,790       2.96      52,014     115.78       4,778       28.70
780 - 799                               36         2,046,605       0.90      56,850     114.03       4,663       33.07
Greater than or equal to 800             8          411,501        0.18      51,438      111.6       5,516       24.37
TOTAL:                                 4,426      226,901,669     100.00     51,266     118.19       4,335       28.63

As of the cut-off date, the weighted average Credit Score of the Home Loans was approximately
699.

                                                       LOAN RATES
--------------------------------------------------------------------------------------------------------------------------
PLACETYPEPLACERANGENUMBER OF   CUT-OFF DATE   PERCENTAGE OF    AVERAGE      WEIGHTED    WEIGHTED    WEIGHTED   WEIGHTED
                                                                                         AVERAGE
                                              HOME LOANS BY                 AVERAGE     COMBINED     AVERAGE   AVERAGE
OF PLACENAMELOAN                              CUT-OFF DATE     CUT-OFF       CREDIT    LOAN-TO-VALU RESIDUAL   JUNIOR
RATES (%)          HOME LOANS     BALANCE        BALANCE     DATE BALANCE    SCORE        RATIO    E INCOME      RATIO
--------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000          1          42,613          0.02          42,613        672        122.00        N/A       40.71
6.001 - 6.500          1          20,636          0.01          20,636        689        114.00        N/A       36.15
6.501 - 7.000          1          28,386          0.01          28,386        754        101.00       1,961      20.00
7.001 - 7.500          8          653,109         0.29          81,639        760         81.77       8,421      29.36
7.501 - 8.000          11         672,126         0.30          61,102        717         89.83       8,661      22.05
8.001 - 8.500          9          520,423         0.23          57,825        737         94.96       6,061      28.01
8.501 - 9.000          10         560,968         0.25          56,097        728        109.07       4,385      27.28
9.001 - 9.500          14         731,701         0.32          52,264        739        108.45       6,637      24.73
9.501 - 10.000        152        9,690,487        4.27          63,753        705        115.42       4,449      30.98
10.001 - 10.500       133        7,455,881        3.29          56,059        709        116.84       4,661      29.52
10.501 - 11.000       276       16,828,236        7.42          60,972        720        118.24       4,914      30.73
11.001 - 11.500       571       30,460,740        13.42         53,346        711        118.39       4,569      28.98
11.501 - 12.000       634       35,223,465        15.52         55,558        713        119.26       4,401      29.38
12.001 - 12.500       617       31,904,488        14.06         51,709        699        118.85       4,129      28.95
12.501 - 13.000       606       30,957,236        13.64         51,085        697        118.47       4,261      28.68
13.001 - 13.500       498       23,351,660        10.29         46,891        683        118.73       3,937      27.45
13.501 - 14.000       470       20,668,894        9.11          43,976        674        119.03       3,937      25.93
14.001 - 14.500       225        9,672,068        4.26          42,987        668        119.29       3,893      25.13
14.501 - 15.000        89        3,454,988        1.52          38,820        673        118.15       3,903      29.53
15.001 - 15.500        57        2,230,398        0.98          39,130        656        114.45       4,434      27.03
15.501 - 16.000        17         693,676         0.31          40,804        671        118.63        N/A       33.36
16.001 - 16.500        17         812,345         0.36          47,785        667        116.79       5,717      38.27
16.501 - 17.000        8          228,861         0.10          28,608        655        115.94        N/A       34.01
17.001 +               1          38,285          0.02          38,285        653        124.00        N/A       26.12
TOTAL:               4,426      226,901,669      100.00         51,266        699        118.19       4,335      28.63

As of the cut-off date, the Weighted average loan rate of the Home Loans was approximately 12.2635%

N/A - Not Available

                                                   PRINCIPAL BALANCES
--------------------------------------------------------------------------------------------------------------------------
PLACETYPEPLACERANGE OF                NUMBER    CUT-OFF DATE    PERCENTAGE  WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
                                                                 OF HOME                 AVERAGE
                                                                 LOANS BY   AVERAGE      COMBINED   AVERAGE    AVERAGE
                                      OF HOME                    CUT-OFF    CREDIT     LOAN-TO-VALUERESIDUAL   JUNIOR
PLACENAMEPRINCIPAL BALANCE ($)         LOANS       BALANCE     DATE BALANCE   SCORE       RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
             0 -     25,000             358       7,600,982        3.35        693        114.73      3,246      18.84
    25,001 -     50,0000               2,253     88,981,020       39.22        692        117.86      3,881      24.41
    50,001 -     75,0000               1,323     83,020,023       36.59        701        118.63      4,310      30.44
    75,001 -     100,000                359      31,403,647       13.84        706        118.53      5,131      34.19
   100,001 -    125,000                 110      12,674,680        5.59        709        118.83      5,684      37.04
   125,001 -    150,0000                 23       3,221,317        1.42        721        118.41      6,649      36.47
TOTAL:                                 4,426     226,901,669      100.00       699        118.19      4,335      28.63

As of the cut-off date, the average unpaid principal balance of the Home Loans was approximately
$51,266

                                              ORIGINAL COMBINED LTV RATIO
-------------------------------------------------------------------------------------------------------------------------
ORIGINAL COMBINED LTV RATIO (%)       NUMBER    CUT-OFF DATE    PERCENTAGE  AVERAGE      WEIGHTED   WEIGHTED   WEIGHTED
                                                                 OF HOME
                                                                 LOANS BY                AVERAGE    AVERAGE    AVERAGE
                                      OF HOME                    CUT-OFF    PRINCIPAL     CREDIT    RESIDUAL   JUNIOR
AS OF ORIGINATION                      LOANS       BALANCE     DATE BALANCE  BALANCE      SCORE       INCOME     RATIO
-------------------------------------------------------------------------------------------------------------------------
  20.01 -   30.00                        1         30,000          0.01       30,000       642        3,366      24.67
  30.01 -   40.00                        1         28,046          0.01       28,046       659        2,000      0.00
  50.01 -   60.00                        2         84,109          0.04       42,054       685        9,355      50.00
  60.01 -   70.00                        1         99,129          0.04       99,129       790        2,561      52.76
  70.01 -   75.00                        2         55,487          0.02       27,744       646        2,244      30.83
  75.01 -   80.00                        6         271,791         0.12       45,298       710        5,617      25.72
  80.01 -   85.00                        11        752,025         0.33       68,366       762        10,468     23.41
  85.01 -   90.00                        13        691,930         0.30       53,225       703        7,665      24.29
  90.01 -   95.00                        14        551,296         0.24       39,378       711        4,335      31.82
  95.01 -  100.00                        75       2,787,584        1.23       37,168       697        3,936      24.18
 100.01 -  105.00                       227      10,505,624        4.63       46,280       694        4,468      26.49
 105.01 -  110.00                       449      22,059,368        9.72       49,130       698        4,589      26.46
 110.01 -  115.00                       652      32,930,505       14.51       50,507       699        4,515      27.60
 115.01 -  120.00                       790      41,236,102       18.17       52,198       696        4,217      28.61
 120.01 -  125.00                      2,156     113,269,827      49.92       52,537       700        4,221      29.63
 125.01 +                                26       1,548,847        0.68       59,571       702        3,923      33.18
TOTAL:                                 4,426     226,901,669      100.00      51,266       699        4,335      28.63

As of the cut-off date, the Weighted average Combined LTV ratio at origination of the Home Loans was approximately 118.19%

                                                      JUNIOR RATIO
--------------------------------------------------------------------------------------------------------------------------
                RANGE OF          NUMBER OF   CUT-OFF DATE  PERCENTAGE OF    AVERAGE     WEIGHTED    WEIGHTED    WEIGHTED
                                                                                                    AVERAGE
                                                          HOME LOANS BY    CUT-OFF     AVERAGE     COMBINED     AVERAGE
                                                           CUT-OFF DATE     DATE        CREDIT    LOAN-TO-VALU RESIDUAL
           JUNIOR RATIOS (%)     HOME LOANS      BALANCE       BALANCE       BALANCE      SCORE        RATIO    E INCOME
--------------------------------------------------------------------------------------------------------------------------
 5.01 - 10.00                      51         1,276,166        0.56        25,023        705        108.86       5,002
10.01 - 15.00                      285        9,825,794        4.34        34,476        688        111.89       5,024
15.01 - 20.00                     1,144      48,508,909       21.42        42,403        693        119.50       4,635
20.01 - 25.00                      714       32,257,865       14.25        45,179        694        117.48       4,337
25.01 - 30.00                      771       41,529,073       18.34        53,864        700        117.39       4,297
30.01 - 40.00                     1,036      63,936,313       28.23        61,715        702        118.80       4,110
40.01 - 50.00                      332       23,273,563       10.28        70,101        708        119.58       4,194
50.01 - 60.00                      62         4,331,243        1.91        69,859        715        119.39       3,759
60.01 - 70.00                      20         1,373,496        0.61        68,675        712        118.15       3,763
70.01 - 80.00                       1          34,756          0.02        34,756        705        124.00       2,591
80.01 - 90.00                       1          49,907          0.02        49,907        681        112.00       4,434
90.01 +                             1          49,947          0.02        49,947        676        101.00       2,989
TOTAL:                            4,418      226,447,033      100.00       51,256        699        118.23       4,337

A junior ratio is the ratio of the original amount of a Home Loans secured by a second lien to the sum of (1) the original amount of the Home Loans and (2) the unpaid principal balance of any senior lien at the time of the origination for the Home :Loan

As of the cut-off date, the weighted average junior ratio of the Home Loans was approximately
28.63%

                                       ORIGINAL TERM TO MATURITY OF THE HOME LOANS
--------------------------------------------------------------------------------------------------------------------------
NUMBER OF                     CUT-OFF DATE   PERCENTAGE OF     AVERAGE     WEIGHTED      WEIGHTED   WEIGHTED   WEIGHTED
OF                                                                                       AVERAGE
MONTHS                                       HOME LOANS BY     CUT-OFF                   COMBINED   AVERAGE    AVERAGE
ORIGINAL TERM TO                              CUT-OFF DATE      DATE        AVERAGE    LOAN-TO-VALUERESIDUAL   JUNIOR
MATURITY          HOME LOANS     BALANCE        BALANCE        BALANCE   CREDIT SCORE     RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
   1 -  96             9         377,043          0.17         41,894         716         118.10      6,519      29.25
 109 -  120           55        2,451,183         1.08         44,567         708         117.64      4,897      27.22
 169 -  180          1,668     78,699,958        34.68         47,182         703         117.77      4,461      28.25
 181 -  288           289      14,513,165         6.40         50,219         705         115.30      4,384      27.55
 289 -  300          2,397     130,301,833       57.43         54,360         696         118.78      4,236      29.01
 301 or
Greater                8         558,486          0.25         69,811         663         117.00      4,016      29.85
TOTAL:               4,426     226,901,669       100.00        51,266         699         118.19      4,335      28.63

As of the cut-off date, the weighted average original term to maturity of the Home
Loans was approximately 252.

                                               REMAINING TERM TO MATURITY
--------------------------------------------------------------------------------------------------------------------------
NUMBER OF                       CUT-OFF DATE   PERCENTAGE OF     AVERAGE     WEIGHTED      WEIGHTED   WEIGHTED   WEIGHTED
OF
MONTHS                                                                                    AVERAGE
REMAINING TO                                 HOME LOANS BY     CUT-OFF                   COMBINED   AVERAGE    AVERAGE
SCHEDULED                                     CUT-OFF DATE      DATE        AVERAGE    LOAN-TO-VALUERESIDUAL   JUNIOR
MATURITY          HOME LOANS     BALANCE        BALANCE        BALANCE   CREDIT SCORE     RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
   1 -   96           10         397,680          0.18         39,768         714         117.89      6,519      30.39
  97 -  108           35        1,144,741         0.50         32,707         689         114.52       N/A       34.54
 109 -  120           59        2,605,061         1.15         44,154         708         117.51      4,871      27.57
 121 -  144            1         12,435           0.01         12,435         736         115.00      2,029      54.36
145 -  156             1         42,613           0.02         42,613         672         122.00       N/A       40.71
 157 -  168            9         341,999          0.15         38,000         699         113.05      3,088      27.59
 169 -  180          1,621     77,107,783        33.98         47,568         703         117.85      4,466      28.12
 181 -  288           414      20,363,555         8.97         49,187         695         115.69      4,426      29.58
 289 -  300          2,269     124,351,352       54.80         54,804         697         118.88      4,229      28.73
301 or
Greater                7         534,450          0.24         76,350         663         117.05      4,016      30.19
TOTAL:               4,426     226,901,669       100.00        51,266         699         118.19      4,335      28.63

As of the cut-off date, the weighted average remaining term to maturity of the Home Loans was approximately 248.

N/A - Not Available

                                                   YEAR OF ORIGINATION
--------------------------------------------------------------------------------------------------------------------------
YEAR OF ORIGINATION   NUMBER OF    CUT-OFF DATE  PERCENTAGE OF    AVERAGE    WEIGHTED    WEIGHTED   WEIGHTED   WEIGHTED
                                                                                          AVERAGE
                                                 HOME LOANS BY    CUT-OFF     AVERAGE    COMBINED   AVERAGE    AVERAGE
                                                  CUT-OFF DATE     DATE       CREDIT    LOAN-TO-VALURESIDUAL   JUNIOR
                      HOME LOANS     BALANCE        BALANCE       BALANCE      SCORE       RATIO    E INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
        1998              1           20,636          0.01        20,636        689       114.00       N/A       36.15
        1999              38        1,634,716         0.72        43,019        681       117.83       N/A       38.91
        2000             103        4,110,749         1.81        39,910        682       114.88      5,396      36.04
        2001              3          103,409          0.05        34,470        707       120.60      2,638      30.55
        2003              3           78,462          0.03        26,154        705       123.42      3,714      34.16
        2004              6          268,278          0.12        44,713        671       120.84      3,848      30.87
        2005             462        28,548,116       12.58        61,792        686       119.17      4,494       28.3
        2006            3,810      192,137,302       84.68        50,430        701       118.11      4,313      28.41
TOTAL:                  4,426      226,901,669       100.00       51,266        699       118.19      4,335      28.63

N/A - Not Available

                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES
---------------------------------------------------------------------------------------------------------------------------
STATE                NUMBER OF  CUT-OFF DATE   PERCENTAGE OF     AVERAGE    WEIGHTED     WEIGHTED   WEIGHTED    WEIGHTED
                                                                                         AVERAGE
                                               HOME LOANS BY     CUT-OFF     AVERAGE     COMBINED   AVERAGE      AVERAGE
                                                CUT-OFF DATE      DATE       CREDIT    LOAN-TO-VALUERESIDUAL     JUNIOR
                    HOME LOANS     BALANCE        BALANCE        BALANCE      SCORE       RATIO       INCOME      RATIO
---------------------------------------------------------------------------------------------------------------------------
Alabama       136       6,203,794         2.73         45,616        698        117.61      3,972       31.80
Alaska        15         763,119          0.34         50,875        694        112.72      4,736       24.21
Arizona       31        1,892,680         0.83         61,054        687        115.86      4,928       26.09
Arkansas       2         90,928           0.04         45,464        693        116.75      3,743       24.88
California    31        2,292,073         1.01         73,938        700        109.72      5,559       26.28
Colorado      218      12,633,541         5.57         57,952        700        119.40      4,496       25.22
Connecticut   26        1,570,226         0.69         60,393        691        117.37      4,673       25.80
Delaware      11         692,820          0.31         62,984        706        120.05      3,980       27.04
District
of Columbia    1         74,301           0.03         74,301        677        112.00       N/A        31.95
Florida       60        3,515,029         1.55         58,584        697        116.85      5,272       27.94
Georgia       212      10,979,238         4.84         51,789        696        119.21      4,360       30.33
Idaho         28        1,589,400         0.70         56,764        707        120.32      3,716       38.18
Illinois      176      10,084,274         4.44         57,297        700        117.09      4,194       31.64
Indiana       253      11,389,344         5.02         45,017        698        118.72      4,048       28.51
Iowa          110       4,933,944         2.17         44,854        700        118.55      3,996       30.08
Kansas        129       5,977,382         2.63         46,336        697        120.27      4,356       28.30
Kentucky      92        4,528,518         2.00         49,223        701        119.76      3,862       30.94
Louisiana     47        2,211,194         0.97         47,047        687        120.18      3,955       29.93
Maine         15         749,492          0.33         49,966        693        114.72      3,932       27.07
Maryland      26        1,574,393         0.69         60,554        697        112.61      5,409       23.49
Massachusetts 25        1,848,545         0.81         73,942        700        115.61      4,604       24.75
Michigan      318      17,089,206         7.53         53,740        697        118.69      4,425       29.16
Minnesota     73        3,706,865         1.63         50,779        702        118.23      4,197       24.36
Mississippi   25        1,170,388         0.52         46,816        689        116.40      3,949       31.91
Missouri      217      10,463,600         4.61         48,219        697        119.80      4,322       27.41
Montana        8         359,463          0.16         44,933        714        114.85      3,446       28.11
Nebraska      79        3,355,692         1.48         42,477        695        119.70      4,180       26.81
Nevada        19        1,084,349         0.48         57,071        685        114.65      4,734       21.05
New
Hampshire     20        1,159,457         0.51         57,973        691        118.07      3,786       27.28
New
Jersey        16         867,570          0.38         54,223        687        118.27      5,040       20.60
New
Mexico        19        1,140,341         0.50         60,018        695        121.20      4,128       30.08
New
York          120       6,268,083         2.76         52,234        695        117.54      4,739       32.45
North
Carolina      321      15,464,008         6.82         48,174        696        118.50      4,116       27.91
North
Dakota        16         811,230          0.36         50,702        712        118.48      3,944       36.57
Ohio          504      24,008,209        10.58         47,635        700        120.11      4,233       27.37
Oklahoma      81        3,962,256         1.75         48,917        695        118.48      4,328       30.47
Oregon        55        3,214,236         1.42         58,441        700        119.12      4,350       30.53
Pennsylvania  235      11,983,986         5.28         50,996        699        118.12      4,119       30.51
Rhode
Island         6         438,691          0.19         73,115        695        112.49      5,564       25.94
South
Carolina      94        4,638,030         2.04         49,341        696        117.72      4,083       29.19
South
Dakota        34        1,588,565         0.70         46,722        708        120.13      3,856       29.19
Tennessee     25         949,081          0.42         37,963        708        121.84      4,335       20.17
Texas         25        1,577,275         0.70         63,091        743        84.52       8,526       24.92
Utah          52        2,905,624         1.28         55,877        704        116.79      4,469       29.09
Vermont        4         293,946          0.13         73,486        697        118.44      4,358       30.51
Virginia      106       6,159,440         2.71         58,108        703        115.40      5,475       27.21
Washington    77        4,589,668         2.02         59,606        702        115.34      3,952       28.12

                                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES (CONT.)
---------------------------------------------------------------------------------------------------------------------------
STATE                NUMBER OF  CUT-OFF DATE   PERCENTAGE OF     AVERAGE    WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
                                                                                         AVERAGE
                                               HOME LOANS BY     CUT-OFF     AVERAGE     COMBINED   AVERAGE    AVERAGE
                                                CUT-OFF DATE      DATE       CREDIT    LOAN-TO-VALUERESIDUAL   JUNIOR
                    HOME LOANS     BALANCE        BALANCE        BALANCE      SCORE       RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
West           4         120,366          0.05         30,092        684        108.91      4,205      24.67
Virginia
Wisconsin     213      11,185,393         4.93         52,514        704        119.24      3,937      29.96
Wyoming       16         752,415          0.33         47,026        697        119.11      5,148      28.15
TOTAL:       4,426     226,901,669       100.00        51,266        699        118.19      4,335      28.63

N/A - Not Available

                                                       LOAN PURPOSE
---------------------------------------------------------------------------------------------------------------------------
LOAN PURPOSE         NUMBER OF  CUT-OFF DATE   PERCENTAGE OF     AVERAGE    WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
                                                                                         AVERAGE
                                               HOME LOANS BY     CUT-OFF     AVERAGE     COMBINED   AVERAGE    AVERAGE
                                                CUT-OFF DATE      DATE       CREDIT    LOAN-TO-VALUERESIDUAL   JUNIOR
                    HOME LOANS     BALANCE        BALANCE        BALANCE      SCORE       RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
Cash Out               1,052     49,456,521        21.80         47,012        696        117.83      4,131      28.27
Refinance
Debt
Consolidation          3,038     160,148,794       70.58         52,715        699        118.64      4,338      28.92
Home
Improvement             87        4,786,680         2.11         55,019        714        107.97      6,062      27.16
Medical                  3         169,076          0.07         56,359        724        120.67      3,404      36.26
Other                    4         209,327          0.09         52,332        703        125.00      4,276      22.06
Purchase                11         649,100          0.29         59,009        716        100.79      5,733      19.74
Rate/Term
Refinance               231      11,482,170         5.06         49,706        705        118.54      4,310      27.30
TOTAL:                 4,426     226,901,669       100.00        51,266        699        118.19      4,335      28.63

                                                      LIEN PRIORITY
---------------------------------------------------------------------------------------------------------------------------
Lien Priority        NUMBER OF  CUT-OFF DATE   PERCENTAGE OF     AVERAGE    WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
                                                                                         AVERAGE
                                               HOME LOANS BY     CUT-OFF     AVERAGE     COMBINED   AVERAGE    AVERAGE
                                                CUT-OFF DATE      DATE       CREDIT    LOAN-TO-VALUERESIDUAL   JUNIOR
                    HOME LOANS     BALANCE        BALANCE        BALANCE      SCORE       RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
First Lien               8         454,636          0.20         56,829        691        100.23       2959       N/A
Second Lien            4,418     226,447,033       99.80         51,256        699        118.23       4337      28.63
TOTAL:                 4,426     226,901,669       100.00        51,266        699        118.19       4335      28.63

N/A - Not Available

                                                  DEBT-TO-INCOME RATIOS
--------------------------------------------------------------------------------------------------------------------------
RANGE               NUMBER OF  CUT-OFF DATE   PERCENTAGE OF     AVERAGE    WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
OF
DEBT-TO-INC                                                                                AVERAGE
RATIOS                                         HOME LOANS BY     CUT-OFF     AVERAGE     COMBINED   AVERAGE    AVERAGE
AS OF THE DATE OF   HOME LOANS                  CUT-OFF DATE      DATE       CREDIT    LOAN-TO-VALUERESIDUAL   JUNIOR
ORIGINATION (%)     OME            BALANCE        BALANCE        BALANCE      SCORE       RATIO       INCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
N/A                      2         133,827          0.06         66,913        702        107.56       N/A       19.99
 5.01 - 10.00            3         149,445          0.07         49,815        671        110.66      4,626      26.80
10.01 - 15.00            9         564,987          0.25         62,776        699        116.36      17,668     27.02
15.01 - 20.00           29        1,286,496         0.57         44,362        700        113.88      9,046      30.64
20.01 - 25.00           110       5,023,089         2.21         45,664        703        115.61      6,297      32.31
25.01 - 30.00           351      16,885,028         7.44         48,105        703        117.45      5,779      31.20
30.01 - 35.00           640      29,826,119        13.14         46,603        698        117.71      4,971      29.11
35.01 - 40.00           926      46,135,786        20.33         49,823        699        118.20      4,546      28.92
40.01 - 45.00          1,144     58,270,607        25.68         50,936        698        118.48      3,931      27.94
45.01 - 50.00          1,074     59,875,552        26.39         55,750        699        118.61      3,591      27.95
50.01 - 55.00           134       8,599,141         3.79         64,173        693        119.14      3,436      27.90
55.01 - 60.00            2         61,640           0.03         30,820        740        102.84      2,277      14.46
60.01 +                  2         89,954           0.04         44,977        679        111.10      1,690      26.76
TOTAL:                 4,426     226,901,669       100.00        51,266        699        118.19      4,335      28.63

As of the cut-off date, the Weighted average debt-to-income ratio as of the date of origination of
the Home Loans was approximately 40.77%

N/A - Not Available

                                                   DOCUMENTATION TYPES
--------------------------------------------------------------------------------------------------------------------------
DOCUMENTATION TYPES         NUMBER OF    CUT-OFF    PERCENTAGE     AVERAGE     WEIGHTED    WEIGHTED   WEIGHTED  WEIGHTED
                                                      OF HOME                               AVERAGE
                                                     LOANS BY                   AVERAGE    COMBINED   AVERAGE   AVERAGE
                                          DATE     CUT-OFF DATE    CUT-OFF      CREDIT    LOAN-TO-VALURESIDUAL  JUNIOR
                            HOME LOANS   BALANCE      BALANCE    DATE BALANCE    SCORE       RATIO    EINCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
Fast / Reduced                  58      3,383,468      1.49         58,336        689       118.78      4,447     28.62
Documentation
Full
Documentation                 4,341    221,926,646     97.81        51,123        699       118.30      4,317     28.66
Lite
Doc                             2        162,906       0.07         81,453        784        84.22     13,398     24.42
No
Ratio                           2        133,827       0.06         66,913        702       107.56       N/A      19.99
Pay
Stub                            4        254,408       0.11         63,602        726        86.84      6,220     23.73
Stated
Income                          18       947,891       0.42         52,661        705       108.43      5,593     25.74
Stated Income / Stated
Asset                           1        92,523        0.04         92,523        660       101.00      8,181     20.00
TOTAL:                        4,426    226,901,669    100.00        51,266        699       118.19      4,335     28.63

N/A - Not Available

                                                     OCCUPANCY TYPES
--------------------------------------------------------------------------------------------------------------------------
OCCUPANCY TYPES           NUMBER OF     CUT-OFF     PERCENTAGE     AVERAGE     WEIGHTED    WEIGHTED   WEIGHTED  WEIGHTED
                                                      OF HOME                               AVERAGE
                                                     LOANS BY                   AVERAGE    COMBINED   AVERAGE   AVERAGE
                                                   CUT-OFF DATE    CUT-OFF      CREDIT    LOAN-TO-VALURESIDUAL  JUNIOR
                          HOME LOANS  DATE BALANCE    BALANCE    DATE BALANCE    SCORE       RATIO    EINCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
Primary                     4,425     226,846,596      99.98        51,265        699       118.19      4,335     28.64
Vacation                      1          55,073        0.02         55,073        682       122.00      4,438     18.47
TOTAL:                      4,426     226,901,669     100.00        51,266        699       118.19      4,335     28.63

                                                   AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------------------------------
AMORTIZATION TYPES        NUMBER OF     CUT-OFF     PERCENTAGE     AVERAGE     WEIGHTED    WEIGHTED   WEIGHTED  WEIGHTED
                                                      OF HOME                               AVERAGE
                                                     LOANS BY                   AVERAGE    COMBINED   AVERAGE   AVERAGE
                                                   CUT-OFF DATE    CUT-OFF      CREDIT    LOAN-TO-VALURESIDUAL  JUNIOR
                          HOME LOANS  DATE BALANCE    BALANCE    DATE BALANCE    SCORE       RATIO    EINCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
30/15 Balloon                 33       1,722,629       0.76         52,201        698       103.24      4,674     24.11
Fully Amortizing            4,393     225,179,040      99.24        51,259        699       118.31      4,333     28.67
TOTAL:                      4,426     226,901,669     100.00        51,266        699       118.19      4,335     28.63

                                                     PROPERTY TYPES
--------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPES            NUMBER OF     CUT-OFF     PERCENTAGE     AVERAGE     WEIGHTED    WEIGHTED   WEIGHTED  WEIGHTED
                                                      OF HOME                               AVERAGE
                                                     LOANS BY                   AVERAGE    COMBINED   AVERAGE   AVERAGE
                                                   CUT-OFF DATE    CUT-OFF      CREDIT    LOAN-TO-VALURESIDUAL  JUNIOR
                         HOME LOANS   DATE BALANCE    BALANCE    DATE BALANCE    SCORE       RATIO    EINCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
2-4 Family                   17         704,332        0.31         41,431        702       120.02      3,221     29.07
Condominium                  142       6,847,270       3.02         48,220        699       116.56      3,984     27.11
Modular Home                  3         124,692        0.05         41,564        719       109.39      3,967     26.17
PUD-Attached                 25        1,289,407       0.57         51,576        696       118.73      4,121     23.30
PUD-Detached                 299       18,309,180      8.07         61,235        693       118.94      5,010     25.03
Single Family               3,915     198,387,965      87.43        50,674        699       118.16      4,290     29.05
Townhouse-A                  24        1,210,934       0.53         50,456        698       120.26      4,346     29.21
Townhouse-D                   1          27,889        0.01         27,889        667       125.00      2,624     19.60
TOTAL:                      4,426     226,901,669     100.00        51,266        699       118.19      4,335     28.63

                                                PREPAYMENT PENALTY TERMS
--------------------------------------------------------------------------------------------------------------------------
PREPAYMENT PENALTY TERMS  NUMBER OF     CUT-OFF     PERCENTAGE     AVERAGE     WEIGHTED    WEIGHTED   WEIGHTED  WEIGHTED
                                                      OF HOME                               AVERAGE
                                                     LOANS BY                   AVERAGE    COMBINED   AVERAGE   AVERAGE
                                                   CUT-OFF DATE    CUT-OFF      CREDIT    LOAN-TO-VALURESIDUAL  JUNIOR
                          HOME LOANS  DATE BALANCE    BALANCE    DATE BALANCE    SCORE       RATIO    EINCOME     RATIO
--------------------------------------------------------------------------------------------------------------------------
1Y PP                        209       9,835,748       4.33         47,061        698       120.11      4,335     27.01
2Y PP                         13        607,525        0.27         46,733        678       118.18      3,464     25.57
3Y PP                       1,372      70,600,448      31.11        51,458        697       119.60      4,332     27.67
4Y PP                         2         212,089        0.09        106,045        708       125.00      4,389     41.87
5Y PP                        277       15,481,108      6.82         55,888        690       117.56      4,227     29.51
No PP                       2,510     128,434,726      56.60        51,169        701       117.29      4,355     29.26
Other PP                      43       1,730,024       0.76         40,233        700       121.58      4,329     22.11
TOTAL:                      4,426     226,901,669     100.00        51,266        699       118.19      4,335     28.63

The reference to "Other PP" in the preceding table means not 12, 24, 36, 48, or 60 months, and not more than 60 months.

                                       RESIDUAL INCOME AS OF THE ORIGINATION DATE
--------------------------------------------------------------------------------------------------------------------------
 RANGE OF                      NUMBER OF     CUT-OFF     PERCENTAGE OF  AVERAGE      WEIGHTED     WEIGHTED     WEIGHTED
                                                                                                   AVERAGE
RESIDUAL INCOME                                            HOME LOANS BY  CUT-OFF      AVERAGE      COMBINED      AVERAGE
AS OF THE DATE OF                                        CUT-OFF DATE   DATE          CREDIT    LOAN-TO-VALUE   JUNIOR
ORIGINATION                   HOME LOANS   DATE BALANCE     BALANCE      BALANCE      SCORE         RATIO        RATIO
--------------------------------------------------------------------------------------------------------------------------
Less than 1,500                   152       6,142,183        2.71         40,409       681         115.45        36.01
1,500.00 - 1,999.00               67        2,305,628        1.02         34,412       704         115.60        28.50
1,999.01 - 2,999.00               954       41,687,933       18.37        43,698       706         118.30        29.54
2,999.01 - 3,999.00              1,355      66,818,877       29.45        49,313       698         118.90        28.93
3,999.01 - 4,999.00              1,007      54,763,811       24.14        54,383       696         118.36        28.16
4,999.01 - 5,999.00               453       26,610,438       11.73        58,743       696         118.72        28.44
5,999.01 and Greater              438       28,572,799       12.59        65,235       700         116.37        26.04
TOTAL:                           4,426     226,901,669      100.00        51,266       699         118.19        28.63

The weighted  average amount of residual income as of the date of origination of the Home Loans will be approximately  $[$4,335].  With respect to any Home Loan,  the amount of residual  income is determined by  subtracting  from the related  borrower's  after-tax  gross monthly income the sum of (1) the amount of the monthly  payment on the related Home Loan,  and (2) the amount of any monthly  payments on any senior mortgages and any other credit items which appear on the borrower's credit report or through other documentation.

Home Loans indicated as having a residual  income that is "Not Available"  includes Home Loans where the residual income at origination was not provided by the related seller.

                                                      CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------

NAME:                                      TELEPHONE:                  E-MAIL:
Matthew Perkins                            (212) 272-7977              mperkins@bear.com
Senior Managing Director
Lisa Marks                                 (212) 272-6024              lmarks@bear.com
Managing Director
Sally Kawana                               (212) 272-3509              skawana@bear.com
Associate Director
G. Scott Tabor                             (212) 272-5325              gtabor@bear.com
Analyst
Paul Nostro                                (212) 272-7621              pnostro@bear.com
Collateral Analyst
------------------------------------------ --------------------------- -------------------------------------------------

NAME:                                       TELEPHONE:                  E-MAIL:
Jeffrey Verschleiser                        (212) 272-5451              jverschleiser@bear.com
Senior Managing Director
Scott Eichel                                (212) 272-5451              seichel@bear.com
Senior Managing Director
Carol Fuller                                (212) 272-4955              cfuller@bear.com
Senior Managing Director
Angela Ward                                 (212) 272-4955              adward@bear.com
Associate Director
------------------------------------------- --------------------------- -------------------------------------------------

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard                              (212) 553-1382               odile.grisardboucher@moodys.com
STANDARD AND POOR'S
Michael Wray                               (212) 438-3126               michael_wray@standardandpoors.com

------------------------------------------ ---------------------------- --------------------------------------------------